        Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the 2006 Non-Statutory Stock Option Plan and our report dated August 23, 2005 relating to the consolidated financial statements of Homeland Security Network, Inc., formerly Autocorp Equities, Inc., and Subsidiaries, included in its Annual Report (Form 10-KSB) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Friedman, LLP
Friedman, LLP
East Hanover, New Jersey
November 14, 2006